UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2002


                         FIRSTPLUS Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)



        Nevada                          0-27750                75-2561085
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(State or other jurisdiction of     (Commission File         (IRS Employer
       incorporation)                   Number)            Identification No.)

  1349 Empire Central, Suite 1300     Dallas Texas                  75247
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code: (214) 231-7600


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Item 5. Other Events.


                Questions re: the November 6, 2001 Press Release

         This information is presented in response to certain inquiries by shareholders of FirstPlus Financial Group, Inc. ("Group" or the "Company") in connection with the previously announced transaction with Freedom Commercial Credit ("Freedom"). The questions have been restated exactly as they were posed to the Company (with the exception of the use of some defined terms):

         1. Why not wait until the Group Audited Financials are published so that shareholder approval can be obtained before going ahead with the Freedom deal?

         The FirstPlus Financial Group, Inc. audited financials are in process. That task has been presented with some difficult challenges that are being overcome through continued effort by the auditors. The Company believes that waiting for the financials to be finalized in order to do the Freedom transaction would, because of timing, jeopardize that transaction, which would not be in the best interests of the shareholders. The Company is fully committed to enhancing shareholder value. As has been previously disclosed, the board has been for some time actively seeking a transaction that will provide income to the Company (in addition to residual income). Because of the condition of the Company and because of its potential liabilities, the board had not been able to interest parties in a transaction with the Company. The current transaction and its timing were beneficial to the Company and fit the parameters of a successful combination. No shareholder vote is required by state law, and any delay would have jeopardized the Company's ability to close the deal.

         2. Will the Cash Flow Instrument that will be used to pay shareholders in the "Residual Trust" include releases or reductions in Credit Enhancement, Class 4 claims from FP Group, Class 5 inter-company claims, and B-Pieces still owned by FirstPlus?

         Please be advised that a thorough understanding of Group's rights as a creditor of FirstPlus Financial, Inc. ("FPFI" or the "Debtor") is gained only by a personal reading of the Third Amended Plan of Reorganization (the "Plan") of the Debtor. Shareholders of Group have no direct rights or standing in the FPFI Bankruptcy proceeding and solely participate in monies received by Group as a beneficiary of the FPFI Creditor Trust.

         The assets and cash flows pledged to the creditors of the Debtor are defined in the Plan. The Cash Flow Instrument was executed by the Debtor at Closing, providing for certain cash payments from the Debtor to the FPFI Creditor Trustee on behalf of the FPFI Creditor Trust in accordance with Section
6.5.9 of the Plan. The basic underlying assets of the Cash Flow Instrument are certain Residual Assets (including the related overcollateralization and reserve accounts) owned by the Debtor, which are subject to certain Allowed Secured Claims from outside lenders. The Cash Flow Instrument will make quarterly payments from the Debtor to the FPFI Creditor Trustee for all cash flow received from the Residual Assets after prior satisfaction of all Allowed Secured Claims against the Residual Assets and payment of any federal income taxes.

         Group has an allowed inter-company Class 4 claim against the Debtor and indirectly certain Class 5 claims. These claims are settled by receiving a share of the beneficial interest of the FPFI Creditor Trust, and in particular, Group's beneficial interest in the FPFI Creditor Trust looks solely to its share

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of the cash flow generated from the Cash Flow Instrument noted above, subject to the satisfaction of any FPFG Indemnity Obligation or deficiency under the WIB Note or Settlement Note as required by Section 6.5.8 of the Plan. Any B-Pieces owned by the FPFI Creditor Trust are pledged to certain Allowed Secured Claims and would only potentially impact Group through a faster pay-down of Allowed Secured Claims.

         3. What is the total initial value of B-Pieces still owned by Group?

         Group does not own any B-Pieces. The B-Pieces owned by the FPFI Creditor Trust are discussed above.

         4. As bankruptcy claims should have priority over any class action judgment, would the Residuals received to satisfy inter-company claims (Class 4 and Class 5) be paid through the "Residual Trust" to shareholders prior to residuals being used to pay a judgment (should a class action judgment exceed the insurance provisions)?

         Certain assets of the FPFI Creditor Trust are subject to certain claims and legal actions arising in the ownership and liquidation of the FPFI Creditor Trust assets, including certain class action claims against the securitization trusts. The ultimate disposition of these matters is not known at this time and may have a material adverse effect on the financial condition of the Cash Flow Instrument and the FPFI Creditor Trust.

         As you may already know, Group is currently defending a shareholder class action lawsuit. To the extent that any claims by the Group shareholder class action are not satisfied by insurance, the creditor (class) would have a claim against Group and the Residual Trust assets which would have priority, according to law and the provisions of the Residual Trust, over the interests of the shareholders.

         5. Who is the independent third-party that did the evaluation of both companies and why haven't we seen the evaluation?

         Two different appraisers were involved. As disclosed in Group's recently filed Form 8-K describing the transaction, the third party which appraised Group is Business Valuation Services. The appraisal of the Company was completed in connection with the transaction. The appraisal of Freedom was performed by Stratmore Group; and is being finalized. The Company intends to file the appraisals with the Securities and Exchange Commission (the "SEC").

         6. Are there any  Residuals  or B-Pieces  still  encumbered  by Secured
Creditors: If so, which ones and how much?

         The Residuals or B-Pieces are all encumbered by Allowed Secured Creditors, as defined in the Plan.


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         7. Although Group may have a zero to negative  value at this point,  is it possible it will have positive value down the road?

         One of the strategies of the board of directors is to create value in Group so that its prospects are enhanced for the future. That, in fact, was a prime impetus in seeking a transaction. The board believes that the income that should flow from its interest in the Freedom transaction is the beginning of what could increase the value of Group.

         8. The Third Amended Plan defines "Residual Assets" as Residuals and Interest Only Strips that are the Property of the Debtor, FirstPlus Special Funding Corp., or any affiliates of the Debtor. Does that mean that FirstPlus Special Funding Residuals will also be paid to the shareholders through the Residual Trust?

         Residuals of FirstPlus Special Funding Corp. are part of the residuals in the FPFI Creditor Trust. Consequently, they constitute a portion of the residuals that will provide income to beneficiaries of the trust. Group is a creditor/beneficiary of the FPFI Creditor Trust, and will receive cash flows from the residuals (through its Cash Flow Instrument), which includes the FirstPlus Special Funding Corp. residuals.

         9. If the money collected from the residuals will be flowing monthly to Group, how can we be sure that all the appropriate funds will flow on a timely basis to the Residual Trust? Why can't those funds flow directly from the Trustee to the Residual Trust (after secured and unsecured claims are paid) at least until the inter-company claims are completely paid?

         I believe that you may misunderstand the structure of the Residual Trust. Group's portion of the Cash Flow Instrument (to the extent it has not been assigned to other parties) from the FPFI Creditor Trust is represented by the Beneficial Interest in the FPFI Creditor Trust. That right is held directly by the Residual Trust. Consequently, all the money related to that right flows directly into the Residual Trust. None of that money will flow to Freedom.

         10. What funds or income from Group will Freedom receive that is not included in the Residual Trust?

         Freedom is not entitled to any funds or income from the Residual Trust. Moreover, it is not entitled to any other funds, income or dividends from Group
- except as would be paid to and shared by Group's shareholders. In other words, Freedom receives no special benefit as a shareholder other than its preferential return under its ownership of Class B Preferred Stock--if it has not converted such shares and Group is liquidated.

         11. What did the Group shareholders get for the $250,000 that was paid to Freedom?

         Group purchased a 25% LLC interest in Freedom for $250,000 and 25,000 shares of Group's Series B Preferred Stock. Please note that Freedom Commercial Credit, LLC, is not related to Freedom Mortgage Corporation ("FMC") which was acquired from Kevin Gates and merged into FPFI in 1997. Prior to the FPFI bankruptcy, New Freedom Mortgage Corporation ("NFMC") (then called "Liberty Home Mortgage, Inc.") acquired certain assets from FPFI for $3 million. The acquired assets did not include any loans or financial assets. Subsequent to that transaction, certain other assets were acquired out of the bankruptcy estate of FPFI by two individuals unrelated to Kevin Gates. Thereafter, those latter-acquired assets were acquired from those individuals by NFMC. None of the

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assets referred to above are part of the Freedom entity that is involved in this transaction with Group. Kevin Gates is currently a control person of NFMC, which owns Freedom Commercial Credit.

         12. Will all income and assets from Western Interstate Bancorp go into the Residual Trust?

         No. Under the Bankruptcy Plan, the assets from Western Interstate Bancorp were pledged to satisfy the WIB Note and the Settlement Note from WIB to the Debtor. To the extent such assets do not satisfy the WIB and Settlement Notes, Group has agreed to share 50% of the cash flows from its Inter-Company claim to fund any such shortfall, as noted in number 2 above and in Section
6.5.8 of the Plan.

         13.      Will the "FirstPlus" name remain in the Residual Trust?

         The  FirstPlus   name  is  owned  by  Group  (which  is  owned  by  the
shareholders of Group); it is not part of the Residual Trust.

         14.  When  will  the   Financials  of  Freedom  be  released  to  Group
shareholders?

         Depending upon their ultimate availability, the financials of Freedom are expected to be available to Group for filing in an amendment to its recently filed Form 8-K, which is expected within approximately 60 days.

         15. How many shares of Freedom will each Group Shareholder get?

         The 25% LLC interest in Freedom is owned by Group. (An interest in an LLC is a "member" interest. Such an interest is not usually expressed in terms of "shares".) It is not the intention of the Company to spin off this interest to the shareholders of Group. Doing so would create a taxable event to the shareholders and would require SEC registration of the spin off. That would make Freedom a separate public company, which is not the intention of the parties.

         16. If Freedom converts its 25,000 Preferred Shares to 45,000,000 common shares of Group, is it entitled to "51%" of the Residual Trust?

         No. The transaction was structured to prevent that. The holder of the shares issued in the Freedom transaction may not receive any interest in the Residual Trust. The terms of the Series B Preferred Stock do not allow participation, and the trust instruments themselves for the Residual Trust do not allow any participation. Consequently, the Residual Trust protects all of the income and cash flow from that trust for the shareholders and creditors of Group.

         17. When will the Hein Audit be released to Shareholders? Will it include all of the Company subsidiaries?

         It is expected that the Hein Audit will be completed during the second calendar quarter of 2002. The Company intends to file the audit under cover of a Form 10-K. The audit will include a consolidated financial presentation of Group and its remaining subsidiaries.

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         18. After the Creditors are paid,  how often will the  distribution  of the residuals be made?

         The residuals pay quarterly.

         19. Why was this deal done with Freedom Commercial Credit? Why not just manage and dispense the income from the Strips ourselves?

         Essentially, that is what is happening. The Residual Trust will manage and dispense the income from the Cash Flow Instrument. Freedom is not a part of that. The deal with Freedom was done apart from the residuals. The transaction was implemented to provide some income to Group, and to provide new management and some operational foundation for the future of Group.

         20. Are you planning to send a letter to all Shareholders explaining these changes, with more detail?

         Obviously, there is a cost associated with shareholder mailings. Consequently, the Company is providing these answers under cover of a Form 8-K that can be accessed by all shareholders.

         21. When are you planning a joint communication of the changes with Freedom?

         As the Company has disclosed, Freedom has the right to change management and the board of directors. Current management and the board have no control over that. It is expected that the Company's new officers and directors will announce any changes.

         22. If there is "no remaining net value in FirstPlus" except what is being put in the Residual Trust, why is Freedom interested in taking over our company?

         The value of Group is zero to negative. However, the Company acquired value when it acquired the 25% interest in Freedom. Group's management believes that Freedom is interested in the Company, because it is still a public company with potential. The board has not found a great interest from others in acquiring the Company because, in part, of the burden associated with "cleaning up" Group's reporting position and bringing it current with the SEC. The current shareholders of the Company have indicated that they believe the real (and only) value of Group is its cash flow interest in the residuals. That has been preserved for the shareholders. If Group's interest in Freedom can inject income through its operations into Group, then that is an extra benefit to the shareholders.

         23.  Will Group shares continue to be traded?

         The transaction with Freedom represents a change of control. That alone should not impact Group's shares, to the extent that they are traded.

         24. The Bankruptcy Trustee was assigned by the court to represent the interests of the Creditors. When the Hein Associates audit of Group is complete, are you going to share it with Shareholders?

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         As  mentioned  above,  it is the  intention  of the Company to file the
Group audit with the SEC. You should keep in mind that the audit of Group is unrelated to the financial presentations of FPFI, WIB, and FirstPlus Bank (which are owned by the FPFI Creditors Trust) or the Trustee.

         25.      Who are the Group directors that approved the deal?

         The transaction with Freedom was unanimously approved by all of the directors, notwithstanding that approval meant that they would likely lose their positions as directors. These directors have worked hard for a significant period of time on salvaging Group for the future, even in the face of continuing and unreasonable criticism from the shareholders. These shareholders are not aware of the hours spent and the issues confronted by these directors--notwithstanding the threats of liability and lawsuits against them that they have withstood during their tenure. Now that they have engineered a transaction that preserves the cash flow from the residuals for the shareholders and creditors, and that costs them their positions with the Company--things that the shareholders have clamored for--they are still being beset with criticism and threats of liability. That is unfortunate and inappropriate. These are demonstrably hard working, committed men that took positions as directors that others were afraid to assume.

         26. Third-party independent appraisers determined that this was an arm's-length transaction, based upon your PR. How can they make a judicious determination without financial statements from Group, Freedom and FPFI?

         No, that is not correct. Although the transaction was in fact a negotiated, arm's-length transaction, that issue was not addressed by the appraisers. Rather, the appraiser's job was to analyze the value of Group, which has no operations. Therefore, that was inherently a balance sheet analysis of assets, liabilities and prospects. All information required was provided to the appraiser for its determination. FPFI is owned by the Bankruptcy Trust. Its financials are irrelevant to the operations of Group. Freedom is an operating entity with revenue and income. That is an important element to the value of Freedom, and the financials and appraisal of Freedom are forthcoming.

         27. Do you intend to buy the FirstPlus name from Freedom in the future? If so, will the proceeds go into the Residual Trust?

         Freedom does not own the FirstPlus name. That name is still owned by Group (which is owned in turn by its shareholders).

         28. Will all of the principal and interest from bank loans the Trustee is currently using to pay Creditors go into the Residual Trust once the Creditors are paid?

         As noted in number 2 above, the Residual Assets of the Debtor will be used to make quarterly payments from the reorganized Debtor to the FPFI Creditor Trust for all cash flow received from the Residual Assets after prior satisfaction of all Allowed Secured Claims against the Residual Assets and payment of any federal income taxes. Group's claims against the Cash Flow Instrument are also described in number 2 above. As ultimate beneficiaries of the Residual Trust, established for Group's claim against the FPFI Creditor Trust, Group's shareholders and creditors are entitled to receive distributions from Group out of the Residual Trust.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                       FIRSTPLUS FINANCIAL GROUP, INC.



Date: February 1, 2002                 By:  /s/ Daniel T. Phillips
                                          --------------------------------------
                                       Name: Daniel T. Phillips
                                       Title: President













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